August 11, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read item 4 Form 8-K dated August 11, 1997, of Cover-All
Technologies, Inc. and are in agreement with the statements contained in the second and third paragraphs on page one thein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            /s/ Ernst & Young LLP
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                                           Ernst & Young LLP